Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Tony Clark, CEO and President
Ian Shaw, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

SECOND QUARTER 2026 RESULTS

MIDLAND, Texas, August 13, 2026/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its second quarter ended June 30, 2026.

Second quarter 2026 Highlights

●	Recognized fee revenue of $14 million, a 60% increase over the second quarter of 2025
●	Net loss of $3.4 million, $0.11 per share, which included $1.7 million of strategic transaction costs
●	Generated Adjusted EBITDA of $0.6 million, an improvement of $1.8 million over the second quarter of 2025
●	Fourth consecutive quarter of positive Adjusted EBITDA, for the first time since the three months ended September 30, 2018

Year-to-Date 2026 Highlights

●	Increased fee revenue 94% to $46.5 million
●	Net income of $4.2 million, $0.14 per share, which included $2.4 million of strategic transaction costs
●	Generated Adjusted EBITDA of $11.5 million, an 875% increase over the six months ended June 30, 2025

Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for our definition and reconciliation of Adjusted EBITDA.

Management Comment

Tony Clark, Dawson’s President and CEO, commented, “Approximately a year ago, we made a significant capital investment to position this Company to have a competitive advantage in the market for providing seismic data acquisition services with high channel count parameters. Since then, we have improved our revenues, margins, profitability and cash-flows. This equipment is still new to us, and we are continuing to identify areas of improvement in the deployment of the new single node channels, which we expect will result in further operational efficiencies. Additionally, we are investing in compute power to improve the speed of getting our data from the field to our customers. At the end of the second quarter, we started a high-density channel count job, based upon the degree of success we believe will increase the demand for seismic data acquisition services. We believe that if we can provide better data to our customers and improve the speed with which they can benefit from that data, we will continue to increase our competitive advantage and improve our profitability.”

Second Quarter and Year-to-Date Results

For the second quarter ended June 30, 2026, the Company reported revenues of $17.9 million, an increase of 82% compared to $9.9 million for the comparable quarter ended June 30, 2025. Revenue included reimbursable revenue of $3.9 million and $1.1 million for the quarters ended June 30, 2026, and June 30, 2025, respectively. Gross margin1 for the quarter ended June 30, 2026, was 19% compared to 13% for the comparable quarter ended June 30, 2026.

We incurred a net loss of $3.4 million or $0.11 per common share and generated Adjusted EBITDA of $0.6 million in the quarter ended June 30, 2026, compared to negative Adjusted EBITDA of $1.2 million in the quarter ended June 30, 2025.

For the six months ended June 30, 2026, we generated net income of $4.2 million or $0.14 per common share compared to a net loss of $1.4 million or $0.04 per common share for the same period of 2025. For the six months ended June 30, 2026, we generated Adjusted EBITDA of $11.5 million, compared to Adjusted EBITDA of $1.2 million in the same period of 2025.

Operations Update

The Company completed two large channel crew jobs during the quarter and had two smaller channel crews operating in the second quarter in the United States. At the end of the quarter, we started a high-density channel count job, deploying 70,000 single node channels over a concentrated area. The high-density channel count combined with our new single node channels is expected to provide significant improvement in the resolution of the seismic data provided by our services. If this test is successful, we expect the demand for other high-density seismic acquisition services to increase significantly.

Our seasonal operations in Canada halted in April but are expected to resume in the fourth quarter of 2026. We are already seeing increased bid activity for larger channel count jobs in the Canadian market for the fourth quarter of 2026 and into 2027.

We continue to schedule and bid larger channel count jobs due to our significant inventory of the new single node channels. Additionally, we have seen an increase in activity related to non-traditional seismic exploration including geothermal Carbon Capture Utilization and Storage (“CCUS”) seismic monitoring, and other rare minerals.

Capital Budget and Liquidity

The Company's Board of Directors approved a capital budget of $3 million for 2026, including the final payment under the single node purchase of $0.9 million, which was made in January 2026.

As of June 30, 2026, our cash position was $5.8 million, our working capital deficit was $2.9 million, compared to a deficit of $5 million at December 31, 2025, and our credit facility had no balance outstanding with a borrowing base of $4.1 million. We believe that our cash on hand, operating cash flows and cash available under our revolving credit facility are sufficient to fund our cash flow requirements as well as our debt obligations.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, critical mineral and other non-traditional operators as well as providers of multi-client data libraries.

1Defined as fee revenues less fee operating expenses, divided by fee revenues

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s Adjusted EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines Adjusted EBITDA as our net income, before (i) interest expense, net, (ii) income tax expense or benefit, (iii) depreciation and amortization and (iv) non-recurring and other charges that we believe are not indicative of our core operating performance, such as strategic transaction costs. The Company uses Adjusted EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate Adjusted EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

 The Company also understands that such data are used by investors to assess the Company’s performance. However, the term Adjusted EBITDA is not defined under U.S. GAAP, and Adjusted EBITDA is not a measure of operating income or operating performance presented in accordance with GAAP. When assessing the Company’s operating performance, investors and others should not consider this data in isolation or as a substitute for net income, the most directly comparable GAAP financial measure, cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company may modify how we calculate Adjusted EBITDA, and our use of Adjusted EBITDA may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since other companies may not calculate Adjusted EBITDA in the same manner as the Company. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization. A reconciliation of the Company’s Adjusted EBITDA to its net loss is presented in the table following the text of this press release.

Discussions with Controlling Stockholder

As of June 30, 2026, Wilks Brothers, LLC (“Wilks”) and its affiliates control approximately 80% of our common stock. We have been in discussion with Wilks and certain of its affiliates with respect to one or more transactions involving assets owned by Wilks and/or certain of its affiliates, which may include, among other things, asset contributions or sales, a business combination transaction or other similar transactions. In connection with these discussions, the Company incurred approximately $1.7 million and $2.4 million in expenses for the three and six months ended June 30, 2026, respectively, which are included in general and administrative expense in our consolidated statements of operations.

There is no guarantee that we will enter into a definitive agreement with any such parties regarding any such transaction. The terms of any potential agreement between us and Wilks, and/or any of its affiliates, would be contingent on certain conditions, including completion of due diligence and the negotiation of definitive transaction documents.  Our Board of Directors has formed a special committee of independent directors (the “Special Committee”), which has retained independent legal and financial advisors, to evaluate, negotiate and make recommendations to the Board regarding any such transaction with Wilks and/or its affiliates, including whether to pursue or decline to pursue any proposed transaction.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that all statements other than statements of historical fact contained in this press release are forward-looking statements, including without limitation statements regarding our forecasts, estimates or other expectations regarding future events, operations or financial results; statements regarding potential technological advancements and their potential impact on demand for the Company’s services; statements regarding the Company’s financial position, business strategy, and plans and objectives of Company management, including statements under “Management Comment” regarding future operations; statements regarding our expectations regarding liquidity; statements regarding the anticipated benefits of our purchased single node channels; statements regarding our ability to identify areas of improvement in the deployment of the new single node channels and the expected operational efficiencies resulting therefrom; statements regarding the Company’s investment in compute power and the anticipated benefits to be derived therefrom for the Company and its customers; statements regarding our financial performance and our ability to capitalize on current market opportunities; and statements regarding any potential transaction(s) with our controlling stockholder and/or any of its affiliates. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. Such forward-looking statements are based on the beliefs of Company management, as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These factors include, but are not limited to, risks relating to the Company’s ability to execute its business strategies and plans for growth; the efficacy of the purchased single node channels; the failure to operationalize the acquired equipment in a timely manner or at all; risks associated with the Company’s ability to finance the transaction contemplated by the purchase agreement to acquire such equipment; risks relating to the Company’s investment in compute power, including risks that the Company may not achieve the anticipated benefits of such investment; risks relating to any potential transaction(s) with the Company’s controlling stockholder and/or any of its affiliates, the impact on the Company’s stock price of any such potential transaction(s), the Company’s ability to consummate any such transaction, and the Company’s ability to achieve the anticipated benefits of any such potential transaction(s); the Company’s status as a controlled public company, which exempts the Company from certain corporate governance requirements; the limited market for the Company’s common stock; the impact of general economic, industry, market or political conditions, including tariffs; dependence upon energy industry spending; changes in exploration and production spending by the Company’s customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of the Company’s customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices and markets; changes in economic conditions; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+, to agree on and comply with supply limitations; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to the Company’s customers; reduced utilization; high fixed costs of operations and high capital requirements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; risks that the Company’s cash reserves, liquidity or capital resources may be insufficient;  risks associated with the identification of suitable acquisition candidates and the successful, efficient execution of acquisition transactions, the integration of any such acquisition candidates, the value of those acquisitions to the Company’s customers and shareholders, and the financing of such acquisitions; risks related to the Company’s indebtedness and compliance with covenants contained in the Company’s revolving credit note; the Company’s ability to execute its business strategies and plans for growth; the failure to operationalize the new single node channels in a timely manner or at all; the risk that expected improvements in deployment of the new single node channels may not result in anticipated operational efficiencies or improved operating and financial performance; disruptions in the global economy, including the Russian-Ukrainian conflict, the conflict in Iran, and the unrest in the Middle East, export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments and broader consequences of the Russian-Ukrainian conflict, the Iran conflict, and the unrest in the Middle East-related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the Securities and Exchange Commission (the “SEC”). The cautionary statements made in this press release should be read as applying to all related forward-looking statements wherever they appear in this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and assumptions that could cause or contribute to differences in the Company’s future results include the cautionary statements described in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent periodic filings with the SEC. The Company qualifies all of its forward-looking statements by these cautionary statements.

DAWSON GEOPHYSICAL COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited and amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating revenues:
Fee Revenue	$14,006	$8,735	$46,514	$23,994
Reimbursable Revenue	3,906	1,116	8,097	1,935
	17,912	9,851	54,611	25,929
Operating costs:
Operating expenses
Fee operating expenses	11,398	7,601	30,828	18,561
Reimbursable operating expenses	3,906	1,116	8,097	1,935
Total operating expenses	15,304	8,717	38,925	20,496
General and administrative	3,652	2,331	6,593	4,325
Depreciation and amortization	1,985	1,174	3,982	2,445
	20,941	12,222	49,500	27,266

(Loss) income from operations	(3,029)	(2,371)	5,111	(1,337)

Other income (expense):
Interest income	32	35	41	39
Interest expense, including related party	(426)	(58)	(927)	(134)
Other (expense) income, net	(2)	38	21	71

(Loss) income before income tax	(3,425)	(2,356)	4,246	(1,361)

Income tax (expense) benefit	(15)	7	(25)	4

Net (loss) income	(3,440)	(2,349)	4,221	(1,357)

Other comprehensive income (loss):
Net unrealized income (loss) on foreign currency translation	85	477	(101)	447

Comprehensive (loss) income	$(3,355)	$(1,872)	$4,120	$(910)

Basic net (loss) income per share of common stock	$(0.11)	$(0.08)	$0.14	$(0.04)

Diluted net (loss) income per share of common stock	$(0.11)	$(0.08)	$0.14	$(0.04)

Weighted average equivalent common shares outstanding	31,052,871	30,986,929	31,052,855	30,985,212

Weighted average equivalent common shares outstanding - assuming dilution	31,052,871	30,986,929	31,137,963	30,985,212

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(unaudited and amounts in thousands, except share data)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$5,755	$4,907
Short-term investments	370	370
Accounts receivable, net	7,317	9,389
Prepaid expenses and other current assets	7,077	7,169
Total current assets	20,519	21,835

Property and equipment	253,096	254,017
Less accumulated depreciation	(221,372)	(223,242)
Property and equipment, net	31,724	30,775

Operating lease right-of-use assets	2,729	3,036

Intangibles, net	352	364

Total assets	$55,324	$56,010

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,040	$9,578
Accrued liabilities:
Payroll costs and other taxes	1,660	1,474
Other	1,183	994
Deferred revenue	5,341	7,477
Current maturities of notes payable and finance leases	7,255	6,232
Current maturities of operating lease liabilities	981	1,082
Total current liabilities	23,460	26,837

Long-term liabilities:
Notes payable and finance leases, net of current maturities	10,135	11,324
Operating lease liabilities, net of current maturities	1,675	2,024
Deferred tax liabilities, net	17	17
Total liabilities	35,287	40,202

Commitments and contingencies (Note 8)

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized,
31,055,618 and 31,052,840 shares issued and outstanding at June 30, 2026
and December 31, 2025, respectively	311	311
Additional paid-in capital	157,263	157,154
Accumulated deficit	(135,339)	(139,560)
Accumulated other comprehensive loss, net	(2,198)	(2,097)
Total stockholders’ equity	20,037	15,808

Total liabilities and stockholders’ equity	$55,324	$56,010

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and amounts in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$4,221	$(1,357)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,982	2,445
Non-cash operating lease cost	386	504
Non-cash compensation	116	87
Bad debt expense	—	177
Gain on disposal of assets	(121)	(378)
Other	(50)	16
Change in operating assets and liabilities:
Decrease in accounts receivable	1,964	6,673
Decrease (increase) in contract assets	91	(7,063)
Decrease in prepaid expenses and other assets	132	322
Decrease in accounts payable	(2,451)	(439)
Increase (decrease) in accrued liabilities	394	(171)
Decrease in operating lease liabilities	(529)	(554)
Decrease (increase) in deferred revenue	(2,137)	16,365

Net cash provided by operating activities	5,998	16,627

Cash flows from investing activities:
Capital expenditures, net of non-cash capital expenditures summarized below	(1,652)	(683)
Proceeds from disposal of assets	156	378

Net cash used in investing activities	(1,496)	(305)

Cash flows from financing activities:
Principal payments on notes payable	(3,025)	(1,066)
Principal payments on finance leases	(613)	(386)
Borrowings on related-party line of credit	6,250	—
Repayments on related-party line of credit	(6,250)	—
Tax withholdings related to stock based compensation awards	(7)	(45)

Net cash used in financing activities	(3,645)	(1,497)

Effect of exchange rate changes on cash and cash equivalents	(9)	18

Net increase in cash and cash equivalents	848	14,843

Cash and cash equivalents at beginning of period	4,907	1,385

Cash and cash equivalents at end of period	$5,755	$16,228

Supplemental cash flow information:
Cash paid for interest, including related-party amounts of $101 and $0, respectively (see Note 11)	$819	$128

Non-cash operating, investing and financing activities:
Finance leases incurred	$673	$—
Increase in right-of-use assets and operating lease liabilities	$106	$—
Financed equipment purchases	$2,698	$—
Financed insurance premiums	$128	$1,746

Reconciliation of EBITDA to Net (Loss) Income

(amounts in thousands)

	Three Months Ended June 30,
	2026 US	2026 CA	2026 Consol.	2025 US	2025 CA	2025 Consol.
Net (loss) income	$(2,034)	$(1,406)	$(3,440)	$(1,297)	$(1,052)	$(2,349)
Depreciation and amortization	1,755	230	1,985	981	193	1,174
Interest expense (income), net	381	13	394	20	3	23
Income tax expense (benefit)	15	—	15	(7)	—	(7)
EBITDA	117	(1,163)	(1,046)	(303)	(856)	(1,159)
Strategic transaction expenses	1,689	—	1,689	—	—	—
Adjusted EBITDA	$1,806	$(1,163)	$643	$(303)	$(856)	$(1,159)

	Six Months Ended June 30,
	2026 US	2026 CA	2026 Consol.	2025 US	2025 CA	2025 Consol.
Net income (loss)	$242	$3,979	$4,221	$(5,843)	$4,486	$(1,357)
Depreciation and amortization	3,521	461	3,982	2,058	387	2,445
Interest expense (income), net	859	27	886	83	12	95
Income tax expense (benefit)	25	—	25	(4)	—	(4)
EBITDA	4,647	4,467	9,114	(3,706)	4,885	1,179
Strategic transaction expenses	2,384	—	2,384	—	—	—
Adjusted EBITDA	$7,031	$4,467	$11,498	$(3,706)	$4,885	$1,179

Reconciliation of EBITDA to Net Cash Provided By (Used in) Operating Activities

(amounts in thousands)

	Three Months Ended June 30,
	2026 US	2026 CA	2026 Consol.	2025 US	2025 CA	2025 Consol.
Net cash (used in) provided by operating activities	$(1,799)	$8,262	$6,463	$6,742	$8,133	$14,875
Changes in working capital and other items	2,119	(9,364)	(7,245)	(6,805)	(8,932)	(15,737)
Non-cash adjustments to net (loss) income	(203)	(61)	(264)	(240)	(57)	(297)
EBITDA	117	(1,163)	(1,046)	(303)	(856)	(1,159)
Strategic transaction expenses	1,689	—	1,689	—	—	—
Adjusted EBITDA	$1,806	$(1,163)	$643	$(303)	$(856)	$(1,159)

	Six Months Ended June 30,
	2026 US	2026 CA	2026 Consol.	2025 US	2025 CA	2025 Consol.
Net cash provided by (used in) operating activities	$100	$5,898	$5,998	$8,286	$8,341	$16,627
Changes in working capital and other items	4,928	(1,310)	3,618	(11,335)	(3,345)	(14,680)
Non-cash adjustments to net income (loss)	(381)	(121)	(502)	(657)	(111)	(768)
EBITDA	4,647	4,467	9,114	(3,706)	4,885	1,179
Strategic transaction expenses	2,384	—	2,384	—	—	—
Adjusted EBITDA	$7,031	$4,467	$11,498	$(3,706)	$4,885	$1,179

Statements of Operations by operating segment for the three months ended June 30, 2026, and 2025.

	Three Months Ended June 30, 2026			Six Months Ended June 30, 2026
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$13,176	$830	$14,006	$34,041	$12,473	$46,514
Reimbursable revenue	3,902	4	3,906	7,910	187	8,097
	17,078	834	17,912	41,951	12,660	54,611

Operating costs:
Fee operating expenses	9,779	1,619	11,398	23,661	7,167	30,828
Reimbursable operating expenses	3,902	4	3,906	7,910	187	8,097
Operating expenses	13,681	1,623	15,304	31,571	7,354	38,925
General and administrative	3,324	328	3,652	5,800	793	6,593
Depreciation and amortization	1,755	230	1,985	3,521	461	3,982
	18,760	2,181	20,941	40,892	8,608	49,500

(Loss) income from operations	(1,682)	(1,347)	(3,029)	1,059	4,052	5,111

Other income (expense):
Interest income	26	6	32	32	9	41
Interest expense	(407)	(19)	(426)	(891)	(36)	(927)
Other income (expense), net	44	(46)	(2)	67	(46)	21
(Loss) income before income tax	(2,019)	(1,406)	(3,425)	267	3,979	4,246
Income tax expense	(15)	—	(15)	(25)	—	(25)
Net (loss) income	$(2,034)	$(1,406)	$(3,440)	$242	$3,979	$4,221

Adjusted EBITDA	$1,806	(1,163)	$643	$7,031	$4,467	$11,498

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$8,404	$331	$8,735	$11,130	$12,864	$23,994
Reimbursable revenue	1,116	—	1,116	1,686	249	1,935
	9,520	331	9,851	12,816	13,113	25,929

Operating costs:
Fee operating expenses	6,742	859	7,601	11,357	7,204	18,561
Reimbursable operating expenses	1,116	—	1,116	1,686	249	1,935
Operating expenses	7,858	859	8,717	13,043	7,453	20,496
General and administrative	1,998	333	2,331	3,553	772	4,325
Depreciation and amortization	981	193	1,174	2,058	387	2,445
	10,837	1,385	12,222	18,654	8,612	27,266

(Loss) income from operations	(1,317)	(1,054)	(2,371)	(5,838)	4,501	(1,337)

Other income (expense):
Interest income	26	9	35	26	13	39
Interest expense	(46)	(12)	(58)	(109)	(25)	(134)
Other income (expense), net	33	5	38	74	(3)	71
(Loss) income before income tax	(1,304)	(1,052)	(2,356)	(5,847)	4,486	(1,361)
Income tax benefit	7	—	7	4	—	4
Net (loss) income	$(1,297)	$(1,052)	$(2,349)	$(5,843)	$4,486	$(1,357)

Adjusted EBITDA	$(303)	$(856)	$(1,159)	$(3,706)	$4,885	$1,179